Exhibit 10.10

FIRST AMENDMENT

TO

EIGHTH AMENDED AND RESTATED OWENS-ILLINOIS, INC.

STOCK PURCHASE AND SAVINGS PROGRAM

WHEREAS, Owen Illinois, Inc. (the “Employer”) heretofore adopted the Owens-Illinois, Inc. Stock Purchase and Savings Program (the “Plan”); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, in connection with the freezing of future accruals under the Owens-Illinois Salary Retirement Plan, the Employer desires to amend the Plan to allow increased Employer matching and base contributions; and

WHEREAS, the Employer desires to make additional changes to increase Plan contributions by including annual incentive plan payments in Compensation for purposes of elective deferrals and matching contributions; and

WHEREAS, the Employer desires to require separate deferral elections for purposes of the portion of Compensation that derives from annual incentive plan payments and the portion that does not; and

WHEREAS, the Employer desires to amend the Plan to permit a participant with an outstanding participant loan at his or her termination of employment to continue to repay the unpaid loan balance upon termination of employment; and

WHEREAS, the Employer desires to amend the Plan to limit the number of loans that a Participant can have outstanding at the same time; and

NOW, THEREFORE, the Plan is hereby amended as follows effective January 1, 2016, except as otherwise provided below:

1.              The following new paragraph is added to end of Section 1.6:

“Effective January 1, 2016, for purposes of Elective Deferrals under Section 4.1 and Employer Matching Contributions under Section 4.2(a), Compensation shall mean “Compensation” as defined above, however annual incentive plan payments shall be included.”

2.              Section 4.1 is amended in its entirety by adding new language at the end of the third paragraph and deleting the fourth paragraph of subsection (a), adding new subsections (b), (c), and (d), and revising the ordering designations of the subsequent subsections appropriately so that the amended Section 4.1 reads as follows (new language in italics and deleted language in ~~strikethrough)~~ :

“ELECTIVE DEFERRALS

(a)                                 Elections. A Participant may elect to defer a portion of his Compensation for a Plan Year on a pre-tax basis and/or in the form of a designated Roth contribution. The amount of a Participant’s Compensation contributed in accordance with the Participant’s election shall be withheld by the Employer from the Participant’s Compensation on a ratable basis throughout the Plan Year. Elective deferrals contributed to the Plan as one type, either pre-tax or as a Roth contribution, may not later be reclassified as the other type.  For purposes of making elective deferrals pursuant to this Section, only Compensation earned while eligible to make such deferrals shall be considered. The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the portion of the Participant’s Account consisting of pre-tax contributions and designated Roth contributions.  No contributions other than Roth contributions and properly attributable earnings will be credited to the Participant’s Roth Account, and gains, losses and other credits or charges will be allocated on a reasonable and consistent basis to such account. Unless specifically stated otherwise, designated Roth contributions are treated as elective deferrals for all purposes under the Plan.

The Plan shall maintain a record of the amount of Roth contributions in each Participant’s Roth Account.

Subject to the provisions of Section 4.6, each Participant may elect to contribute in the aggregate from one percent (1%) to eighty percent (80%) of such Participant’s Compensation as a pre-tax and/or designated Roth contribution.  Effective January 1, 2016, each Participant may make a separate election (from one percent (1%) to eighty percent (80%)) of the portion of such Participant’s Compensation that is an annual incentive plan payment and the portion that is not; provided, the aggregate amount to which such elections apply shall not exceed 80% of the Participant’s Compensation.  Except as provided in Section 4.1(b) or 4.1(c), below, if a Participant does not separately elect to contribute from that portion of Compensation that is an annual incentive plan payment, a zero percent (0%) election for such elements of Compensation shall be deemed to have been made.

~~Notwithstanding the foregoing, any Employee, upon first becoming eligible to participate in the Plan pursuant to Section 3.1, who fails to affirmatively make any contribution election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer three percent (3%) of his Compensation as a pre-tax contribution (“deemed elective~~

~~deferral”). The Administrator shall provide to each Employee a notice of his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals. The Administrator shall also provide each such Employee a reasonable period to exercise such right before the date on which the cash is currently available.~~

(b)                                 Deemed Deferrals — Newly Eligible Employees.  Notwithstanding Section 4.1(a), any Employee, upon first becoming eligible to participate in the Plan pursuant to Section 3.1, who fails to affirmatively make any contribution election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer four percent (4%) of his Compensation as a pre-tax contribution (“deemed elective deferral”).  The Administrator shall provide to each Employee a notice of his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals for the portion of his Compensation that is an annual incentive plan payment and the portion that is not.  The Administrator shall also provide each such Employee a reasonable period to exercise such rights before the date on which the cash is currently available.  For the plan year that begins January 1, 2016 only, the deemed deferral shall apply to both the portion of the Employee’s Compensation that is an annual incentive plan payment and the portion that is not.  Effective January 1, 2017, the deemed deferral shall apply only to the portion of Compensation that is not an annual incentive plan payment.

(c)                                  Deemed Deferrals — Active Participants.  Any Employee, other than an Employee described in Section 4.1(b), who, as of April 1, 2016, satisfies the eligibility requirements of Article Three, and does not have a contribution election of at least four percent (4%) shall be deemed to have elected on April 1, 2016 to defer four percent (4%) of his Compensation as a pre-tax contribution.  The deemed deferral shall apply to both the portion of the Employee’s Compensation that is an annual incentive plan payment and the portion that is not; provided, effective January 1 ,2017, the deemed deferral shall apply only to the portion of the Employee’s Compensation that is not an annual incentive plan payment.

The Administrator shall provide each Employee subject to this Section 4.1(c), within a reasonable period prior to April 1, 2016, a notice of the four percent (4%) deemed deferral election and his right to elect, in writing and pursuant to Plan procedures, an alternative elective deferral percentage (including an election of zero percent (0%)) for the portion of his Compensation that is an annual incentive plan payment and the portion that is not.

Notwithstanding anything to the contrary in this Section 4.1(c), an Employee shall not be deemed to have elected to contribute pursuant to this Section 4.1(a) if he has affirmatively made an election between October 1, 2015 and March 31, 2016 not to contribute to the Plan.

(d)                                 Deemed Deferrals — Automatic Annual Increase.  A Participant who has a deemed deferral election in place as of April 1 of any calendar year, and who doesn’t affirmatively change that election, will be deemed to have elected on the next following April 1 to have increased his contribution election by one percent (1%), up to a maximum deemed deferral election of twenty percent (20%), provided the Participant is still actively employed on such date.  The automatic increase described herein shall apply only to the portion of the Participant’s Compensation that is not an annual incentive plan payment.

~~(d)~~(e)                   Changes in Election. A Participant may prospectively elect to change or revoke the amount (or percentage) of his elective deferrals during the Plan Year by filing a written election with the Employer, or via such other method as permitted by applicable law.

~~(e)~~(f)                      Limitations on Deferrals. Except to the extent permitted under Section 4.1(e), no Participant shall be permitted to make elective deferrals during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year.

In the event a Participant’s deferral election for the year results in elective deferrals in excess of the applicable 402(g) limit, contributions shall continue pursuant to such election on an after-tax basis for the balance of the year. Any such after-tax contributions shall not be taken into account for purposes of Section 4.6.

~~(f)~~(g)                    Administrative Rules. All elections made under this Section 4.1, including the amount and frequency of deferrals, shall be subject to the rules of the Administrator which shall be consistently applied and which may be changed from time to time.

~~(g)~~(h)                   Catch-up Contributions. All Participants who are eligible to make elective deferrals under Section 4.1(a) and who have attained age fifty (50) before the close of the taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. The dollar limit on catch-up contributions under Section 414(v)(2)(B)(i) of the Code is $5,500 for taxable years beginning in 2014, as adjusted by the Secretary of the Treasury for cost-of-living increases under Section 414(v)(2)(C) of the Code.

Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the requirements of the Plan implementing the requirements of Section

401(k)(3), 401(k)(11), 401(k)(12), 402A, 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.”

3.              Section 4.2(a) is amended to read as follows (new language is shown in italics and deletions in ~~strikethrough~~):

“(a)                           Employer Matching Contributions.  For each payroll period, the Employer may contribute to the Plan, on behalf of each Participant, a discretionary matching contribution in an amount equal to a specified percentage (as determined by the board of directors of Owens-Illinois, Inc.) of the elective deferrals made by the Participant under Section 4.1, including any after-tax contributions made pursuant to the last paragraph under Section 4.1~~(c)~~(e); provided, however, that the amount of such Employer matching contribution for any Participant in a Plan Year shall not exceed ~~four percent (4%)~~  five percent (5%) of the Participant’s Compensation for the ~~period during which elective deferrals are made by the Participant~~ Plan Year.  The Employer’s board of directors may also determine to suspend or reduce its contributions under this Section for any Plan Year or any portion thereof. Allocations under this Section shall be subject to the special rules of Section 13.3 in any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)).

The Employer shall make a “true up” contribution to the Plan on behalf of each Participant who (i) is employed on the last day of the Plan Year or (ii) has had a termination of employment due to death or Disability during the same Plan Year.  The “true up” contribution shall be in an amount equal to the difference between the matching contribution made during the Plan Year and the maximum matching contribution that could be made based on the Participants’ elective deferrals for the entire Plan Year.

Any matching contribution made under this subsection (a) shall be made in the form of Employer stock.”

4.              Section 4.2(b) is amended to read as follows (new language is shown in italics):

“(b)                           Employer Base Contributions. Each payroll period, the Employer shall contribute to the Plan on behalf of each Participant who was hired after December 31, 2004 and/or rehired after April 1, 2006 an amount equal to two percent (2%) of the Participant’s Compensation, including disability income, for such payroll period. Any such contribution shall be made at the discretion of the Employer in the form of cash or Employer stock.

Notwithstanding the preceding, effective January 1, 2016, for each payroll period, the Employer shall contribute to the Plan for all Participants, including those hired before January 1, 2005, an amount equal to three percent (3%) of the Participant’s Compensation, including disability income, for such payroll period.  Provided appropriate notice as described in Treasury Regulation Section 1.401(k)-3(d) has been given to eligible Employee, such contribution shall be considered a safe harbor nonelective contribution that is intended to satisfy the requirements of Code Section 401(k)(12)(C) and, accordingly, be a qualified nonelective contribution within the meaning of Treasury Regulation Section 1.401(k)-(6).”

Any such contribution shall be made at the discretion of the Employer in the form of cash or Employer stock.

5.              Section 8.1 is amended by adding the following sentence to the end of the first flush paragraph of subsection (b):

“A Participant may have only two loans from the Plan outstanding at any given time.”

6.              Effective January 1, 2015, Section 8.1 is amended by deleting the third flush paragraph of subsection (b) and replacing it with the following sentence:

“A Participant who terminates employment while a loan balance is outstanding may be permitted to continue making loan payments using repayment methods approved by the Plan Administrator.”

7.              The first paragraph of Section 8.2 is amended to read as follows (new language is shown in italics and deletions in ~~strikethrough~~):

“HARDSHIP DISTRIBUTIONS. In the case of a financial hardship resulting from a proven immediate and heavy financial need, a Participant may receive a distribution not to exceed the lesser of (i) the vested value of the Participant’s Account, without regard to earnings received on elective deferrals (within the meaning of Section 4.1) after December 31, 1988, ~~and~~ without regard to any Fail-Safe Contributions or Qualified Matching Contributions (within the meaning of Section 10.2 below) and, effective January 1, 2016, without regard to any safe harbor nonelective contribution made under Section 4.2(b) or (ii) the amount necessary to satisfy the financial hardship. The amount of any such immediate and heavy financial need may include any amounts necessary to pay Federal, state or local income taxes reasonably anticipated to result from the distribution. Such distribution shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator.”

8.              The first paragraph of Section 10.2(a) shall be amended to read as follows (new language in italics):

“Actual Deferral Percentage Test (“ADP Test”).  This paragraph shall not apply to the extent the Employer has made safe harbor nonelective contributions under Section 4.2(b) for the Plan Year.  If the Employer has made safe harbor nonelective contributions under Section 4.2(b) for the Plan Year, the Plan shall be deemed to have satisfied the ADP Test for the Plan Year.  Amounts contributed as elective deferrals under Section 4.1(a) and, if so elected by the Employer, “Qualified Matching Contributions” (as defined below) and any Fail-Safe

Contributions made under this Section, are considered to be amounts deferred pursuant to Section 401(k) of the Code. For purposes of this Section, these amounts are referred to as the “deferred amounts.” For purposes of the “actual deferral percentage test” described below, (i) such deferred amounts must be made before the last day of the twelve (12)-month period immediately following the Plan Year to which the contributions relate, and (ii) the deferred amounts relate to Compensation that (A) would have been received by the Participant in the Plan Year but for the Participant’s election to make deferrals, (B) is attributable to services performed by the Participant in the Plan Year, or (C) is contributed in the form of “designated Roth contributions” pursuant to Section 402A of the Code, and, but for the Participant’s election to make deferrals, would have been received by the Participant within two and one-half (2½) months after the close of the Plan Year. The Employer shall maintain records sufficient to demonstrate satisfaction of the actual deferral percentage test and the deferred amounts used in such test.”

9.              The fifth full paragraph of Section 10.2(a) shall be amended to read as follows (new language in italics):

“The Plan uses the current year testing method.  In the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the actual deferral percentage for Nonhighly-Compensated Employees for the prior year shall be determined by taking into account only elective deferrals (within the meaning of Section 4.1) for those Nonhighly-Compensated Employees that were taken into account for purposes of the actual deferral percentage test (and not the actual contribution percentage test) under the current year testing method for the prior year.”

10.       Except as herein above amended, the provisions of the Plan shall continue in full force and effect.